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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement (Form S-1) for the registration of 115,000 shares of InterVu Inc. (a development stage company) common stock of the references to our firm under the captions "Selected Financial Data" and "Experts" and our report dated February 19, 1998, with respect to the financial statements of InterVu Inc., included in the Registration Statement (Form S-1 No. 333-51587) and related Prospectus of InterVU Inc. filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP


San Diego, California
June 18, 1998